May 08, 2024
Sezzle Reports First-Quarter 2024 Results

Sezzle Inc. (NASDAQ:SEZL) (Sezzle or Company) // Purpose-driven digital payment platform, Sezzle, is pleased to update the market on key financial metrics for the quarter ended March 31, 2024.

“This quarter’s results are a testament to the Company’s commitment and strategic focus on profitable growth, as GAAP Net Income for 1Q24 exceeded GAAP Net Income for all of 2023,” noted Charlie Youakim, Sezzle Chairman and CEO. “Further, the successful refinancing of our credit facility, putting us on a solid foundation, coupled with our strategic initiatives gives us the confidence to increase our FY2024 GAAP Net Income guidance from $20.0 million to $30.0 million.”

First-Quarter 2024 Highlights
•Underlying Merchant Sales (UMS) rose by 33.2% YoY to $492.7 million, setting a new non-holiday UMS record. The YoY growth was driven by increased consumer engagement, as evidenced by the overall consumer purchase frequency increasing to 4.5 times in 1Q24 from 3.1 times in 1Q231.
oThe top 10% of consumers, as measured by UMS, transacted 53 times per year based on transaction activity during the rolling twelve-month period ending March 31, 2024.
•Total Income for the quarter was $47.0 million, representing a YoY increase of 35.5%. As a percentage of UMS, Total Income reached an all-time high of 9.5%.
•In 1Q24, Total Operating Expenses increased 13.3% YoY to $33.1 million. The increase was due to the YoY increase in Transaction Expense and Provision for Uncollectible Accounts, resulting from increased transaction volume. However, as a percentage of UMS and Total Income, Total Operating Expenses decreased 1.2 and 13.8 percentage points, respectively, to 6.7% and 70.6%.
•Transaction Related Costs as a percentage of UMS and Total Income increased YoY from 3.6% and 38.4% to 4.3% and 44.7%, respectively. The increase in costs as a percentage of UMS and Total Income was primarily due to the outperformance of the Provision for Credit Losses in 1Q23 relative to 1Q24.
1 Represents average purchase frequency for the last 90 days as of the respective quarter end.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Non-transaction Related Operating Expenses decreased 16.1% YoY to $16.2M. As a percentage of Total Income, Non-transaction Related Operating Expenses fell 21.2 percentage points YoY to 34.5% from 55.7%, reflecting the Company’s commitment to accelerating top-line growth while lowering operating expenses.
•Due to robust top-line performance and a continued focus on operating efficiency, Operating Income surged by 155.3% YoY to a record $13.8 million. This represents a 13.8 percentage point increase in Operating Margin from 15.6% in 1Q23 to 29.4% in 1Q24.
•Total Income Less Transaction Related Costs rose to $26.0 million in 1Q24 compared to $21.4 million in the prior year driven by top-line growth and declined as a percentage of Total Income to 55.3% due to higher Transaction Related Costs.
•GAAP Net Income reached a new quarterly high of $8.0 million in 1Q24, exceeding FY23 GAAP Net Income of $7.1 million. The resulting GAAP Diluted Earnings per Share2 came in at $1.34 for 1Q24, compared to $0.31 in 1Q23 and $1.25 for FY23.
•The Company posted Adjusted EBTDA and Adjusted EBITDA (non-GAAP financial measures) of $10.9 million and $15.0 million, respectively, for the quarter ended March 31, 2024.

First-Quarter Balance Sheet and Liquidity
•As of March 31, 2024, Sezzle had $82.2 million of cash on hand ($4.4 million restricted) and $72.0 million drawn on its $100.0 million credit facility.
•Total Stockholders’ Equity for 1Q24 stood at $29.6 million, an increase of 116.7% YoY and 34.0 % QoQ.
•During the quarter, due to Sezzle’s delisting from the ASX, the Company amended the terms of all outstanding warrant obligations, resulting in the conversion of the warrants from liability to stockholders' equity. Therefore, the Company will no longer remeasure and recognize gains or losses on changes in the fair market value of the outstanding warrants.
oFor the quarters ended March 31, 2024 and 2023, Sezzle recognized a loss for the Fair Value Adjustment on Warrants of $1.3 million ($0.21 per diluted share) and $0.4 million ($0.08 per diluted share2), respectively, within Other Income (Expense) on the Consolidated Statements of Operations and Comprehensive Income.
2 Effective May 11, 2023, Sezzle performed a 1-for-38 stock split. Share and per-share amounts are retroactively restated.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•On April 22, 2024, Sezzle announced a new $150.0 million receivables funding facility with an affiliate of Bastion Management II (Bastion), replacing the previous $100 million facility established with Bastion and affiliates in October 2022. The improved terms of the new facility significantly reduce the Company’s borrowing costs (from SOFR plus 11.50% to 3-month Term SOFR plus 6.75%) and provide additional liquidity to accelerate top-line growth and pursue new strategic initiatives.

Updated FY2024 Guidance
•Raising the following components of FY2024 guidance:
oGAAP Net Income: $30.0 million versus $20.0 million provided with 4Q23 earnings.
oIncreasing Total Income Growth: 25% versus 20% provided with 4Q23 earnings.
•Including new guidance on GAAP Diluted Earnings per Share of approximately $5.00.
•Maintaining Total Income Less Transaction Related Costs at 50% of Total Income.

Equity Capital Management
•As of May 7, 2024, Sezzle has repurchased $3.5 million as part of the $5.0 million stock repurchase program announced on December 22, 2023. Management will continue to evaluate capital return options for shareholders including, but not limited to, dividends, incremental share repurchases, or a combination of both.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Upcoming Events
•The Company will host its 2024 Annual Meeting of Shareholders on June 13, 2024 at 5:00 p.m. (U.S. Eastern Time) via live webcast conducted exclusively online at: https://meetnow.global/MFH4YSX. Please refer to the definitive proxy statement filed on April 23, 2024, for further information regarding the event.
•Sezzle Management will participate in the upcoming investor conferences:
oMay 16, 2024: Needham’s 19th Annual Technology, Media, & Consumer Conference.
oMay 22-23, 2024: B. Riley Securities’ 24th Annual Institutional Investor Conference.
oJune 18, 2024: HSBC Global Digital Finance Forum 2024.
oJune 25, 2024: Northland Growth Conference 2024.

Quarterly Conference Call and Presentation
The Company will host its first quarter earnings conference call on May 08, 2024, at 5:00pm ET.
To register for the call, please navigate to: https://dpregister.com/sreg/10188081/fc2ce10535
Upon registration, participants will receive the dial-in number. Those without internet access or unable to pre-register may dial in by calling: 1-866-777-2509 (US toll free) or 1-412-317-5413 (international toll). A replay will be available until May 15, 2024. To access the replay dial 1-877-344-7529 (US toll free) or 1-412-317-0088 (International toll). Replay access code: 3128697.
In conjunction with the earnings call, the Company will release its presentation on the Sezzle Investor Relations website before the call. Please navigate to the Sezzle Investor Relations website for the presentation that management will review on the call.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

1Q24 GAAP Operating Results

	For the three months ended
($ in thousands)	1Q24	1Q23	YoY Difference
Total Income	$46,979	$34,673	35.5%
Operating Expenses	$33,144	$29,254	13.3%
Operating Expenses as % of Total Income	70.6%	84.4%	(13.8 ppt)
Operating Expenses as % of UMS	6.7%	7.9%	(1.2 ppt)
Operating Income	$13,835	$5,420	155.3%
Operating Income as % of Total Income	29.4%	15.6%	13.8 ppt
Operating Income as % of UMS	2.8%	1.5%	1.3 ppt
Net Income	$8,007	$1,725	364.3%
Net Income as % of Total Income	17.0%	5.0%	12.0 ppt

1Q24 Non-GAAP Operating Results3

	For the three months ended
($ in thousands)	1Q24	1Q23	YoY Difference
Non-Transaction Related Operating Expenses	$16,217	$19,321	(16.1)%
Non-Transaction Related Operating Expenses as % of Total Income	34.5%	55.7%	(21.2 ppt)
Transaction Related Costs	$21,008	$13,310	57.8%
Transaction Related Costs as % of Total Income	44.7%	38.4%	6.3 ppt
Transaction Related Costs as % of UMS	4.3%	3.6%	0.7 ppt
Total Income Less Transaction Related Costs	$25,971	$21,364	21.6%
Total Income Less Transaction Related Costs as % of Total Income	55.3%	61.6%	(6.3 ppt)
Total Income Less Transaction Related Costs as % of UMS	5.3%	5.8%	(0.5 ppt)
Adjusted EBITDA	$14,967	$8,267	81.0%
Adjusted EBITDA Margin	31.9%	23.8%	8.1 ppt

3 For the reconciliation of GAAP financial measures to non-GAAP financial measures, see Appendix.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Appendix - Reconciliation of GAAP to Non-GAAP Financial Measures

Reconciliation of Operating Expenses to Non-Transaction Related Operating Expenses

	For the three months ended
(in thousands)	March 31, 2024	March 31, 2023
Operating expenses	$33,144	$29,254
Transaction expense	(11,787)	(8,239)
Provision for credit losses	(5,140)	(1,694)
Non-transaction related operating expenses	$16,217	$19,321

Reconciliation of Operating Expenses to Transaction Related Costs

	For the three months ended
(in thousands)	March 31, 2024	March 31, 2023
Operating expenses	$33,144	$29,254
Personnel	(11,025)	(11,574)
Third-party technology and data	(2,157)	(1,749)
Marketing, advertising, and tradeshows	(655)	(3,199)
General and administrative	(2,380)	(2,799)
Net interest expense	4,081	3,377
Transaction related costs	$21,008	$13,310

Reconciliation of Operating Income to Total Income Less Transaction Related Costs

	For the three months ended
(in thousands)	March 31, 2024	March 31, 2023
Operating income	$13,835	$5,420
Personnel	11,025	11,574
Third-party technology and data	2,157	1,749
Marketing, advertising, and tradeshows	655	3,199
General and administrative	2,380	2,799
Net interest expense	(4,081)	(3,377)
Total income less transaction related costs	$25,971	$21,364

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Reconciliation of Net Income to Adjusted EBTDA and Adjusted EBITDA

	For the three months ended
(in thousands)	March 31, 2024	March 31, 2023
Net income	$8,007	$1,725
Depreciation and amortization	227	201
Income tax expense	393	12
Equity and incentive-based compensation	905	2,645
Other income and expense, net	92	(113)
Fair value adjustment on warrants	1,262	420
Adjusted EBTDA	10,886	4,890
Net interest expense	4,081	3,377
Adjusted EBITDA	$14,967	$8,267

Investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when we establish reserves for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.
Contact Information

Lee Brading, CFA Investor Relations +1 651 240 6001 InvestorRelations@sezzle.com	Erin Foran Media Enquiries +1 651 403 2184 erin.foran@sezzle.com

About Sezzle Inc.
Sezzle is a fintech company on a mission to financially empower the next generation. Sezzle’s payment platform increases the purchasing power for millions of consumers by offering interest-free installment plans at online stores and select in-store locations. Sezzle’s transparent, inclusive, and seamless payment option allows consumers to take control over their spending, be more responsible, and gain access to financial freedom.

For more information visit sezzle.com.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements include our expectations, whether stated or implied, regarding our financing plans and other future events.

Forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," other words or expressions of similar meaning (or the negative versions of such words or expressions). These forward-looking statements address various matters including statements regarding the timing or nature of future operating or financial performance or other events. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: impact of the “buy-now, pay-later” (“BNPL”) industry becoming subject to increased regulatory scrutiny; impact of operating in a highly competitive industry; impact of macro-economic conditions on consumer spending; our ability to increase our merchant network, our base of consumers and underlying merchant sales (UMS); our ability to effectively manage growth, sustain our growth rate and maintain our market share; our ability to maintain adequate access to capital in order to meet the capital requirements of our business; impact of exposure to consumer bad debts and insolvency of merchants; impact of the integration, support and prominent presentation of our platform by our merchants; impact of any data security breaches, cyberattacks, employee or other internal misconduct, malware, phishing or ransomware, physical security breaches, natural disasters, or similar disruptions; impact of key vendors or merchants failing to comply with legal or regulatory requirements or to provide various services that are important to our operations; impact of the loss of key partners and merchant relationships; impact of exchange rate fluctuations in the international markets in which we operate; impact of our delisting from the Australian Securities Exchange and trading on Nasdaq Capital Market as our sole trading exchange; our ability to protect our intellectual property rights and third party allegations of the misappropriation of intellectual property rights; our ability to retain employees and recruit additional employees; impact of the costs of complying with various laws and regulations applicable to the BNPL industry in the United States and Canada; and our ability to achieve our public benefit purpose and maintain our B Corporation certification. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company's filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The Company's business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Non-GAAP Financial Measures
To supplement our operating results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we present the following non-GAAP financial measures: Total income less transaction related costs; transaction related costs; non-transaction related operating expenses; adjusted earnings before taxes, depreciation, and amortization (“Adjusted EBTDA”); adjusted operating expenses; adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”); and Adjusted EBITDA margin. Definitions of these non-GAAP financial measures and summaries of the reasons why management believes that the presentation of these non-GAAP financial measures provide useful information to the company and investors are as follows:
•Total income less transaction related costs is defined as GAAP total income less transaction related costs. Transaction related costs is the sum of GAAP transaction expense, provision for credit losses, and net interest expense less certain non-recurring charges as detailed in the reconciliation table of GAAP operating income to non-GAAP total income less transaction related costs above. We believe that total income less transaction related costs is a useful financial measure to both management and investors for evaluating the economic value of orders processed on the Sezzle Platform;
•Non-transaction related operating expenses is defined as the sum of GAAP personnel; third-party technology and data; marketing, advertising, and tradeshows; and general and administrative operating expenses. We believe that non-transaction related operating expenses is a useful financial measure to both management and investors for evaluating our management of operating expenses not directly attributable to orders processed on the Sezzle Platform.
•Adjusted EBTDA is defined as GAAP net income, adjusted for certain non-cash and non-recurring charges including depreciation, amortization, equity and incentive–based compensation, and merger-related costs as detailed in the reconciliation table of GAAP net income to adjusted EBTDA. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain non-cash and non-recurring charges that may not directly correlate to the underlying performance of our business.
•Adjusted EBITDA is defined as GAAP net income, adjusted for certain non-cash and non-recurring charges including depreciation, amortization, equity and incentive–based compensation, and merger-related costs, as well as net interest expense as detailed in the reconciliation table of GAAP net income to adjusted EBITDA. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain non-cash and non-recurring charges, as well as funding costs, that may not directly correlate to the underlying performance of our business.
•Adjusted EBITDA margin is defined as Adjusted EBITDA divided by GAAP total income. We believe that this financial measure is a useful measure for period-to-period comparison of our business’ unit economics by removing the effect of certain non-cash and non-recurring charges, as well as funding costs, that may not directly correlate to the underlying performance of our business.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Additionally, we have included these non-GAAP measures because they are key measures used by our management to evaluate our operating performance, guide future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of resources. Therefore, we believe these measures provide useful information to investors and other users of this press release to understand and evaluate our operating results in the same manner as our management and board of directors. However, non-GAAP financial measures have limitations, should be considered supplemental in nature, and are not meant as a substitute for the related financial information prepared in accordance with U.S. GAAP. These limitations include the following:

•Total income less transaction-related costs is not intended to be measures of operating profit or cash flow profitability as they exclude key operating expenses such as personnel, general and administrative, and third-party technology and data, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.
•Transaction related costs exclude significant expenses such as personnel, general and administrative, and third-party technology and data, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.
•Non-transaction related operating expenses exclude significant expenses, including transaction expense and provision for credit losses, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.
•Adjusted EBTDA, adjusted EBITDA, and adjusted EBITDA margin exclude certain recurring, non-cash charges such as depreciation, amortization, and equity and incentive–based compensation, which have been, and will continue to be for the foreseeable future, recurring GAAP expenses. Further, these non-GAAP financial measures exclude certain significant cash inflows and outflows, which have a significant impact on our working capital and cash.
•Adjusted EBITDA excludes net interest expense, which has a significant impact on our GAAP net income, working capital, and cash.
•Long-lived assets being depreciated or amortized may need to be replaced in the future, and these non-GAAP financial measures do not reflect the capital expenditures needed for such replacements, or for any new capital expenditures or commitments.
•These non-GAAP financial measures do not reflect income taxes that may represent a reduction in cash available to us.
•Non-GAAP measures do not reflect changes in, or cash requirements for, our working capital needs.
•Other companies, including companies in our industry, may calculate the non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Because of these limitations, you should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of our financial results as reported under GAAP, and these non-GAAP financial measures should be considered alongside other financial performance measures, including net income and other financial results presented in accordance with GAAP. We encourage you to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Balance Sheets

	As of
	March 31, 2024	December 31, 2023
	(unaudited)	(audited)
Assets
Current Assets
Cash and cash equivalents	$77,784,583	$67,624,212
Restricted cash, current	3,818,497	2,993,011
Notes receivable	112,514,403	142,885,682
Allowance for credit losses	(9,182,732)	(12,253,041)
Notes receivable, net	103,331,671	130,632,641
Other receivables, net	1,316,330	1,571,728
Prepaid expenses and other current assets	5,432,878	6,223,274
Total current assets	191,683,959	209,044,866
Non-Current Assets
Internally developed intangible assets, net	2,058,271	1,898,470
Operating right-of-use assets	867,861	994,476
Restricted cash, non-current	582,000	82,000
Other assets	516,330	625,471
Total Assets	$195,708,421	$212,645,283

Liabilities and Stockholders' Equity
Current Liabilities
Merchant accounts payable	$73,732,665	$74,135,491
Operating lease liabilities	50,431	57,316
Accrued liabilities	10,488,273	10,790,308
Other payables	5,536,037	5,261,436
Deferred revenue	3,134,135	2,643,230
Line of credit, net of unamortized debt issuance costs of $619,094	—	94,380,906
Total current liabilities	92,941,541	187,268,687
Long Term Liabilities
Long term debt	250,000	250,000
Operating lease liabilities	884,227	981,692
Line of credit, net of unamortized debt issuance costs of $561,194	71,438,806	—
Warrant liabilities	—	967,257
Other non-current liabilities	580,456	1,083,323
Total Liabilities	166,095,030	190,550,959

Stockholders' Equity
Common stock, $0.00001 par value; 750,000,000 shares authorized; 5,777,853 and 5,826,206 shares issued, respectively; 5,635,178 and 5,697,517 shares outstanding, respectively	2,084	2,085
Additional paid-in capital	186,288,172	186,015,079
Stock subscriptions: 658 and 0 shares subscribed, respectively	(38,848)	—
Treasury stock, at cost: 142,675 and 128,689 shares, respectively	(6,070,146)	(5,755,961)
Accumulated other comprehensive loss	(645,548)	(646,999)
Accumulated deficit	(149,922,323)	(157,519,880)
Total Stockholders' Equity	29,613,391	22,094,324
Total Liabilities and Stockholders' Equity	$195,708,421	$212,645,283

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Statements of Operations and Comprehensive Income (unaudited)

	For the three months ended March 31,
	2024	2023
Total income	$46,978,634	$34,673,431

Operating Expenses
Personnel	11,025,040	11,573,990
Transaction expense	11,787,146	8,238,586
Third-party technology and data	2,157,172	1,749,176
Marketing, advertising, and tradeshows	654,875	3,199,174
General and administrative	2,379,778	2,798,210
Provision for credit losses	5,139,966	1,694,364
Total operating expenses	33,143,977	29,253,500

Operating Income	13,834,657	5,419,931

Other Income (Expense)
Net interest expense	(4,081,442)	(3,377,047)
Other income (expense), net	(91,560)	113,487
Fair value adjustment on warrants	(1,261,556)	(420,201)
Income before taxes	8,400,099	1,736,170

Income tax expense	393,094	11,624

Net Income	8,007,005	1,724,546

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	1,451	(145,808)

Total Comprehensive Income	$8,008,456	$1,578,738

Net income per share*:
Basic	$1.41	$0.31
Diluted	1.34	0.31

Weighted-average shares outstanding*:
Basic	5,660,199	5,480,673
Diluted	5,960,768	5,556,830

*Effective May 11, 2023, we performed a 1-for-38 reverse stock split. Share and per-share amounts have been retroactively restated.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Statements of Cash Flows (unaudited)

	For the three months ended March 31,
	2024	2023
Operating Activities:
Net income	$8,007,005	$1,724,546
Adjustments to reconcile net income to net cash provided from (used for) operating activities:
Depreciation and amortization	226,816	200,768
Provision for credit losses	5,139,966	1,694,364
Provision for other credit losses	1,078,409	516,319
Equity based compensation and restricted stock vested	905,244	2,390,108
Amortization of debt issuance costs	195,617	173,453
Fair value adjustment on warrants	1,261,556	420,201
(Gain) loss on sale of fixed assets	(17,289)	2,174
Changes in operating assets and liabilities:
Notes receivable	21,952,935	6,885,554
Other receivables	(823,724)	128,749
Prepaid expenses and other assets	866,677	1,013,216
Merchant accounts payable	(174,394)	(17,748,691)
Other payables	277,626	(952,451)
Accrued liabilities	(796,803)	(647,194)
Deferred revenue	491,107	120,447
Operating leases	22,265	3,700
Net Cash Provided from (Used for) Operating Activities	38,613,013	(4,074,737)

Investing Activities:
Purchase of property and equipment	(1,847)	(51,158)
Internally developed intangible asset additions	(338,229)	(270,095)
Net Cash Used for Investing Activities	(340,076)	(321,253)

Financing Activities:
Proceeds from line of credit	—	11,300,000
Payments to line of credit	(23,000,000)	(16,500,000)
Payments of debt issuance costs	(137,717)	(52,883)
Proceeds from stock option exercises	171,816	750
Repurchase of common stock	(3,795,262)	(28,918)
Net Cash Used for Financing Activities	(26,761,163)	(5,281,051)

Effect of exchange rate changes on cash	(25,917)	735,157
Net increase (decrease) in cash, cash equivalents, and restricted cash	11,511,774	(9,677,041)
Cash, cash equivalents, and restricted cash, beginning of period	70,699,223	69,522,658
Cash, cash equivalents, and restricted cash, end of period	$82,185,080	$60,580,774

Noncash investing and financing activities:
Conversion of warrant liabilities to stockholders' equity	$2,228,813	$—

Supplementary disclosures:
Interest paid	$4,167,381	$3,617,351
Income taxes paid	—	825

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402